UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2023

New Mountain Guardian IV BDC, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	814-01528	88-1377220
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, 48th Floor,
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 720-0300

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 6, 2023, New Mountain Guardian IV BDC, L.L.C. (the “Company”) entered into a third amended and restated limited liability company agreement (the “Third Amended and Restated LLC Agreement”), which amends and restates the agreement that sets forth the terms pursuant to which the Company is operated, effective as of June 10, 2022 (the “Second Amended and Restated LLC Agreement”).

The Third Amended and Restated LLC Agreement amends the Second Amended and Restated LLC Agreement to remove the ability of the Company to recall unused capital contributions following the termination of the Company’s Investment Period for the sole purpose of paying Fund Indebtedness.

The foregoing description is only a summary of the material provisions of the Third Amended and Restated LLC Agreement, does not purport to be complete and is qualified in its entirety by reference to the provisions in such agreement, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Third Amended and Restated LLC Agreement.

Item 9.01.	Financial Statements and Exhibits.

d) Exhibits.

Exhibit Number	Description
3.1	Third Amended and Restated Limited Liability Company Agreement, dated as of December 6, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN Guardian IV BDC, L.L.C.

Date: December 6, 2023	By:	/s/ Joseph W. Hartswell
		Name:	Joseph W. Hartswell
		Title:	Chief Compliance Officer and Corporate Secretary